Exhibit 99.1

Contact:	Robert Jaffe
Robert Jaffe Co., LLC
(424) 288-4098

LANNETT ANNOUNCES FISCAL 2018 SECOND-QUARTER FINANCIAL RESULTS; REPORTS RECORD REVENUES, STRONG EARNINGS

—Adjusted EPS Higher Than Expected;

Full-Year Adjusted Profitability Expected to Improve—

Philadelphia, PA — February 7, 2018 — Lannett Company, Inc. (NYSE: LCI) today reported financial results for its fiscal 2018 second quarter ended December 31, 2017.

“Our record revenues for the second quarter reflect strong sales across several product categories,” said Tim Crew, Lannett’s recently appointed chief executive officer.  “Our topline increased 19% from the preceding quarter and would have been even higher, but for the shorter than anticipated supply disruption for a key product by a competitor.

“With regard to our fiscal 2018 second quarter bottomline, our adjusted earnings substantially benefited from recently enacted U.S. tax reform.  We also anticipate our future results will be positively impacted by a lower effective tax rate.

“Looking ahead, we recently commenced shipping an authorized generic version of Toprol-XL® (Metoprolol Succinate) Extended Release Tablets and expect over the next several months to launch a number of products, which include previously approved, as well as recently acquired or licensed, commercially ready products.  While we have revised several components of our outlook, we expect our profitability on an adjusted basis for the fiscal 2018 full year to slightly improve from our previous guidance.”

For the fiscal 2018 second quarter, net sales were $184.3 million compared with $170.9 million for the second quarter of fiscal 2017.  Gross profit was $87.5 million, or 47% of net sales, compared with $88.1 million, or 52% of net sales.  Research and development (R&D) expenses increased to $10.7 million from $9.9 million for the fiscal 2017 second quarter.  Selling, general and administrative (SG&A) expenses increased to $28.5 million from $18.1 million.  Restructuring expenses were $1.0 million compared with $1.7 million.  In the prior year second quarter, the company recorded an impairment charge of $23.0 million related to an acquired in-process R&D project.  Operating income increased 37% to $47.1 million from $34.3 million.  Interest expense declined to $20.7 million from $23.3 million for the second quarter of fiscal

2017.  Income tax expense was $18.1 million compared with $3.5 million in the prior-year period.  Net income attributable to Lannett was $14.0 million, or $0.37 per diluted share, compared with $8.2 million, or $0.22 per share, for the fiscal 2017 second quarter.

For the fiscal 2018 second quarter reported on a Non-GAAP basis, adjusted net sales were $184.3 million compared with $170.9 million for the second quarter of fiscal 2017.  Adjusted gross profit was $96.7 million, or 52% of adjusted net sales, compared with $96.2 million, or 56% of adjusted net sales, for the prior year second quarter.  Adjusted R&D expenses were $10.7 million compared with $9.9 million.  Adjusted SG&A expenses were $20.9 million compared with $17.0 million.  Adjusted operating income was $65.1 million compared with $69.3 million for the prior-year second quarter.  Adjusted interest expense declined to $16.2 million from $17.9 million for the second quarter of fiscal 2017.  Adjusted income tax expense was $10.5 million compared with $17.5 million in the prior-year period.  Adjusted net income attributable to Lannett was $40.6 million, or $1.06 per diluted share, compared with $34.5 million, or $0.92 per diluted share, for the fiscal 2017 second quarter.

Guidance for Fiscal 2018

Based on its current outlook, the company revised its 2018 fiscal year financial guidance from November 6, 2017.  The revised guidance for net sales and profitability is higher than the guidance provided on August 23, 2017, which did not include the impact of the supply disruption for a key product mentioned above.

	GAAP	Non-GAAP Adjusted
Net sales	$680 million to $700 million, down from 710 million to $720 million	$680 million to $700 million, down from $710 million to $720 million
Gross margin %	42% to 43%, down from 46% to 47%	48% to 49%, down from 51% to 52%
R&D expense	$36 million to $38 million, down from $46 million to $48 million	$36 million to $38 million, down from $46 million to $48 million
SG&A expense	$79 million to $81 million, up from $78 million to $80 million	$71 million to $73 million, down from $77 million to $79 million
Integration and restructuring related expense	$4 million to $5 million, unchanged	$—
Interest expense and other	$77 million to $78 million, down from $85 million to $86 million	$62 million to $63 million, down from $66 million to $67 million
Effective tax rate	Approximately 39%, up from 35%	Approximately 27%, down from 35%
Capital expenditures	$45 million to $55 million, down from $65 million to $75 million	$45 million to $55 million, down from $65 million to $75 million

Conference Call Information and Forward-Looking Statements

Later today, the company will host a conference call at 4:30 p.m. ET to review its results of operations for its fiscal 2018 second quarter ended December 31, 2017.  The conference call will be available to interested parties by dialing 800-447-0521 from the U.S. or Canada, or 847-413-3238 from international locations, passcode 46403530.  The call will be broadcast via the Internet at www.lannett.com.  Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software.  A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance, regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures

This news release contains references to Non-GAAP financial measures, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP).  Management uses these measures internally for evaluating its operating performance.  The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business.  Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods.  Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP.

Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included with this release.

Non-GAAP financial measures exclude, among others, the effects of (1) amortization of purchased intangibles and other purchase accounting entries, (2) acquisition and integration-related expenses, (3) non-cash interest expense, as well as (4) certain other items considered unusual or non-recurring in nature.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications — see financial schedule below for net sales by medical indication.  For more information, visit the company’s website at www.lannett.com.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance.  Any such statements, including, but not limited to, realizing the expected increase in sales of generic Toprol-XL®, expected benefits of a lower effective tax rate, successfully launching and commercializing recently acquired and previously approved products, and achieving the financial metrics stated in the company’s guidance for fiscal 2018, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, including acquired products, and Lannett’s estimated or anticipated future financial results, future inventory levels, future competition or pricing, future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s Form 10-K and other documents filed with the Securities and Exchange Commission from time to time.  These forward-looking statements represent the company’s judgment as of the date of this news release.  The company disclaims any intent or obligation to update these forward-looking statements.

# # #

FINANCIAL SCHEDULES FOLLOW

LANNETT COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	(Unaudited)
	December 31, 2017	June 30, 2017

ASSETS
Current assets:
Cash and cash equivalents	$139,862	$117,737
Investment securities	27,842	27,091
Accounts receivable, net	256,728	204,066
Inventories	135,591	122,604
Prepaid income taxes	1,760	16,703
Other current assets	6,471	6,592
Total current assets	568,254	494,793
Property, plant and equipment, net	258,206	243,148
Intangible assets, net	439,639	453,861
Goodwill	339,566	339,566
Deferred tax assets	30,584	52,753
Other assets	23,146	19,191
TOTAL ASSETS	$1,659,395	$1,603,312

LIABILITIES
Current liabilities:
Accounts payable	$78,633	$44,720
Accrued expenses	12,730	12,499
Accrued payroll and payroll-related expenses	16,036	4,833
Rebates payable	48,379	44,593
Royalties payable	5,579	3,015
Restructuring liability	4,581	5,431
Settlement liability	12,000	17,000
Short-term borrowings and current portion of long-term debt	66,845	60,117
Total current liabilities	244,783	192,208
Long-term debt, net	819,220	843,530
Other liabilities	2,596	6,452
TOTAL LIABILITIES	1,066,599	1,042,190
Commitments and contingencies

STOCKHOLDERS’ EQUITY
Common stock ($0.001 par value, 100,000,000 shares authorized; 37,760,877 and 37,528,450 shares issued; 37,105,338 and 36,919,296 shares outstanding at December 31, 2017 and June 30, 2017, respectively)	38	37
Additional paid-in capital	298,337	292,780
Retained earnings	305,053	277,774
Accumulated other comprehensive loss	(347)	(222)
Treasury stock (655,539 and 609,154 shares at December 31, 2017 and June 30, 2017, respectively)	(10,285)	(9,247)
Total stockholders’ equity	592,796	561,122
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,659,395	$1,603,312

LANNETT COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except share and per share data)

	Three months ended		Six months ended
	December 31,		December 31,
	2017	2016	2017	2016

Net sales	$184,305	$170,944	$339,266	$332,503
Cost of sales	88,914	75,154	168,467	145,974
Amortization of intangibles	7,941	7,737	15,678	16,624
Gross profit	87,450	88,053	155,121	169,905
Operating expenses:
Research and development expenses	10,722	9,939	18,131	22,310
Selling, general, and administrative expenses	28,493	18,069	47,531	39,329
Acquisition and integration-related expenses	65	1,027	83	2,418
Restructuring expenses	1,035	1,712	1,562	3,764
Intangible asset impairment charges	—	23,000	—	88,084
Total operating expenses	40,315	53,747	67,307	155,905
Operating income	47,135	34,306	87,814	14,000
Other income (loss):
Investment income	2,325	1,021	3,489	2,048
Interest expense	(20,686)	(23,333)	(41,598)	(46,327)
Other	3,386	(266)	3,135	(263)
Total other loss	(14,975)	(22,578)	(34,974)	(44,542)
Income (loss) before income tax	32,160	11,728	52,840	(30,542)
Income tax expense (benefit)	18,138	3,542	25,561	(9,340)
Net income (loss)	14,022	8,186	27,279	(21,202)
Less: Net income attributable to noncontrolling interest	—	14	—	34
Net income (loss) attributable to Lannett Company, Inc.	$14,022	$8,172	$27,279	$(21,236)

Earnings (loss) per common share attributable to Lannett Company, Inc.:
Basic	$0.38	$0.22	$0.74	$(0.58)
Diluted	$0.37	$0.22	$0.72	$(0.58)

Weighted average common shares outstanding:
Basic	37,066,902	36,810,388	37,029,483	36,754,828
Diluted	38,290,358	37,676,370	38,087,826	36,754,828

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

	Three months ended December 31, 2017
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Acquisition and integration- related expenses	Restructuring expenses	Operating income	Other income (loss)	Income before income tax	Income tax expense	Net income	Net income attributable to noncontrolling interest	Net income attributable to Lannett Company, Inc.	Diluted earnings per share (i)
GAAP Reported	$184,305	$88,914	$7,941	$87,450	47%	$10,722	$28,493	$65	$1,035	$47,135	$(14,975)	$32,160	$18,138	$14,022	$—	$14,022	$0.37
Adjustments:
Depreciation of Fixed Assets step-up (a)	—	(1,335)	—	1,335		—	—	—	—	1,335	—	1,335	—	1,335	—	1,335
Amortization of intangibles (b)	—	—	(7,941)	7,941		—	(217)	—	—	8,158	—	8,158	—	8,158	—	8,158
Acquisition and integration-related expenses (c)	—	—	—	—		—	—	(65)	—	65	—	65	—	65	—	65
Restructuring expenses (d)	—	—	—	—		—	—	—	(1,035)	1,035	—	1,035	—	1,035	—	1,035
Non-cash interest (e)	—	—	—	—		—	—	—	—	—	4,454	4,454	—	4,454	—	4,454
Litigation settlement gain (f)	—	—	—	—		—	—	—	—	—	(3,500)	(3,500)	—	(3,500)	—	(3,500)
Other (g)	—	—	—	—		—	(7,405)	—	—	7,405	—	7,405	—	7,405	—	7,405
Tax adjustments (h)	—	—	—	—		—	—	—	—	—	—	—	(7,653)	7,653	—	7,653

Non-GAAP Adjusted	$184,305	$87,579	$—	$96,726	52%	$10,722	$20,871	$—	$—	$65,133	$(14,021)	$51,112	$10,485	$40,627	$—	$40,627	$1.06

(a)	Relates to depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)
(b)	Relates to amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(c)	Relates to acquisition and integration-related expenses primarily related to the acquisition of KUPI
(d)	To exclude expenses associated with the 2016 Restructuring Plan
(e)	To exclude non-cash interest expense primarily associated with debt issuance costs
(f)	To exclude a settlement gain associated with patent litigation
(g)

To exclude separation benefits associated with the former Chief Executive Officer as well as a reversal of indemnified unrecognized tax benefits due to expirations in the statute of limitations, related to the KUPI acquisition

(h)

To exclude the impact of the revaluation of net long term deferred tax assets related to the Tax Cut and Jobs Act legislation (“2017 Tax Reform”), partially offset by the tax effect of the pre-tax adjustments included at applicable tax rates as well as the reversal of indemnified unrecognized tax benefits related to the KUPI acquisition

(i)	The weighted average share number for the three months ended December 31, 2017 is 38,290,358 for both the GAAP and the non-GAAP earnings per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

	Three months ended December 31, 2016
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Acquisition and integration- related expenses	Restructuring expenses	Intangible asset impairment charge	Operating income	Other income (loss)	Income before income tax	Income tax expense	Net income	Net income attributable to noncontrolling interest	Net income attributable to Lannett Company, Inc.	Diluted earnings per share (i)
GAAP Reported	$170,944	$75,154	$7,737	$88,053	52%	$9,939	$18,069	$1,027	$1,712	$23,000	$34,306	$(22,578)	$11,728	$3,542	$8,186	$14	$8,172	$0.22
Adjustments:
Depreciation of Fixed Assets step-up (a)	—	(404)	—	404		—	—	—	—	—	404	—	404	—	404	—	404
Amortization of intangibles (b)	—	—	(7,737)	7,737		—	(365)	—	—	—	8,102	—	8,102	—	8,102	—	8,102
Acquisition and integration-related expenses (c)	—	—	—	—		—	—	(1,027)	—	—	1,027	—	1,027	—	1,027	—	1,027
Restructuring expenses (d)	—	—	—	—		—	—	—	(1,712)	—	1,712	—	1,712	—	1,712	—	1,712
Intangible assets impairment charge (e)	—	—	—	—		—	—	—	—	(23,000)	23,000	—	23,000	—	23,000	—	23,000
Non-cash interest (f)	—	—	—	—		—	—	—	—	—	—	5,403	5,403	—	5,403	—	5,403
Other (g)	—	—	—	—		—	(715)	—	—	—	715	—	715	—	715	—	715
Tax adjustments (h)	—	—	—	—		—	—	—	—	—	—	—	—	13,992	(13,992)	—	(13,992)

Non-GAAP Adjusted	$170,944	$74,750	$—	$96,194	56%	$9,939	$16,989	$—	$—	$—	$69,266	$(17,175)	$52,091	$17,534	$34,557	$14	$34,543	$0.92

(a)	Relates to depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)
(b)	Relates to amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(c)	Relates to acquisition and integration-related expenses primarily related to the acquisition of KUPI
(d)	To exclude expenses associated with the 2016 Restructuring Plan
(e)	To exclude an impairment charge related to certain intangible assets acquired as part of the KUPI acquisition
(f)	To exclude non-cash interest expense primarily associated with debt issuance costs
(g)	Primarily relates to separation expenses associated with a former employee
(h)	The tax effect of the pre-tax adjustments included at applicable tax rates
(i)	The weighted average share number for the three months ended December 31, 2016 is 37,676,370 for both the GAAP and the non-GAAP earnings per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

	Six months ended December 31, 2017
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Acquisition and integration- related expenses	Restructuring expenses	Operating income	Other income (loss)	Income before income tax	Income tax expense	Net income	Net income attributable to noncontrolling interest	Net income attributable to Lannett Company, Inc.	Diluted earnings per share (i)
GAAP Reported	$339,266	$168,467	$15,678	$155,121	46%	$18,131	$47,531	$83	$1,562	$87,814	$(34,974)	$52,840	$25,561	$27,279	$—	$27,279	$0.72
Adjustments:
Depreciation of Fixed Assets step-up (a)	—	(2,670)	—	2,670		—	—	—	—	2,670	—	2,670	—	2,670	—	2,670
Amortization of intangibles (b)	—	—	(15,678)	15,678		—	(582)	—	—	16,260	—	16,260	—	16,260	—	16,260
Acquisition and integration-related expenses (c)	—	—	—	—		—	—	(83)	—	83	—	83	—	83	—	83
Restructuring expenses (d)	—	—	—	—		—	—	—	(1,562)	1,562	—	1,562	—	1,562	—	1,562
Non-cash interest (e)	—	—	—	—		—	—	—	—	—	9,014	9,014	—	9,014	—	9,014
Litigation settlement gain (f)	—	—	—	—		—	—	—	—	—	(3,500)	(3,500)	—	(3,500)	—	(3,500)
Other (g)	—	—	—	—		—	(7,405)	—	—	7,405	—	7,405	—	7,405	—	7,405
Tax adjustments (h)	—	—	—	—		—	—	—	—	—	—	—	(2,530)	2,530	—	2,530

Non-GAAP Adjusted	$339,266	$165,797	$—	$173,469	51%	$18,131	$39,544	$—	$—	$115,794	$(29,460)	$86,334	$23,031	$63,303	$—	$63,303	$1.66

(a)	Relates to depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)
(b)	Relates to amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(c)	Relates to acquisition and integration-related expenses primarily related to the acquisition of KUPI
(d)	To exclude expenses associated with the 2016 Restructuring Plan
(e)	To exclude non-cash interest expense primarily associated with debt issuance costs
(f)	To exclude a settlement gain associated with patent litigation
(g)

To exclude separation benefits associated with the former Chief Executive Officer as well as a reversal of indemnified unrecognized tax benefits due to expirations in the statute of limitations, related to the KUPI acquisition

(h)

To exclude the impact of the revaluation of net long term deferred tax assets related to the Tax Cut and Jobs Act legislation (“2017 Tax Reform”), partially offset by the tax effect of the pre-tax adjustments included at applicable tax rates as well as the reversal of indemnified unrecognized tax benefits related to the KUPI acquisition

(i)	The weighted average share number for the six months ended December 31, 2017 is 38,087,826 for both the GAAP and the non-GAAP earnings per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

	Six months ended December 31, 2016
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Acquisition and integration- related expenses	Restructuring expenses	Intangible asset impairment charges	Operating income	Other income (loss)	Income (loss) before income tax	Income tax expense (benefit)	Net income (loss)	Net income attributable to noncontrolling interest	Net income (loss) attributable to Lannett Company, Inc.	Diluted earnings (loss) per share (j)
GAAP Reported	$332,503	$145,974	$16,624	$169,905	51%	$22,310	$39,329	$2,418	$3,764	$88,084	$14,000	$(44,542)	$(30,542)	$(9,340)	$(21,202)	$34	$(21,236)	$(0.58)
Adjustments:
Depreciation of Fixed Assets step-up (a)	—	(1,740)	—	1,740		—	—	—	—	—	1,740	—	1,740	—	1,740	—	1,740
Amortization of Inventory step-up (b)	—	(1,938)	—	1,938		—	—	—	—	—	1,938	—	1,938	—	1,938	—	1,938
Amortization of intangibles (c)	—	—	(16,624)	16,624		—	(730)	—	—	—	17,354	—	17,354	—	17,354	—	17,354
Acquisition and integration-related expenses (d)	—	—	—	—		—	—	(2,418)	—	—	2,418	—	2,418	—	2,418	—	2,418
Restructuring expenses (e)	—	—	—	—		—	—	—	(3,764)	—	3,764	—	3,764	—	3,764	—	3,764
Intangible asset impairment charges (f)	—	—	—	—		—	—	—	—	(88,084)	88,084	—	88,084	—	88,084	—	88,084
Non-cash interest (g)	—	—	—	—		—	—	—	—	—	—	10,273	10,273	—	10,273	—	10,273
Other (h)	—	—	—	—		—	(715)	—	—	—	715	—	715	—	715	—	715
Tax adjustments (i)	—	—	—	—		—	—	—	—	—	—	—	—	41,516	(41,516)	—	(41,516)

Non-GAAP Adjusted	$332,503	$142,296	$—	$190,207	57%	$22,310	$37,884	$—	$—	$—	$130,013	$(34,269)	$95,744	$32,176	$63,568	$34	$63,534	$1.69

(a)	Relates to depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)
(b)	Relates to amortization of a fair value step-up in inventory related to the acquisition of KUPI
(c)	Relates to amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(d)	Relates to acquisition and integration-related expenses primarily related to the acquisition of KUPI
(e)	To exclude expenses associated with the 2016 Restructuring Plan
(f)	To exclude impairment charges related to certain intangible assets acquired as part of the KUPI acquisition
(g)	To exclude non-cash interest expense primarily associated with debt issuance costs
(h)	Primarily relates to separation expenses associated with a former employee
(i)	The tax effect of the pre-tax adjustments included at applicable tax rates
(j)	The weighted average share number for the six months ended December 31, 2016 are 36,754,828 and 37,630,069 for the GAAP and non-GAAP earnings (loss) per share calculations, respectively

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

($ in millions)

Fiscal Year 2018 Guidance
Non-GAAP
	GAAP	Adjustments	Adjusted

Net sales	$680 - $700	—	$680 - $700
Gross margin percentage	42.0% - 43.0%	6% (a)	48.0% to 49.0%
R&D expense	$36 - $38	—	$36 - $38
SG&A expense	$79 - $81	($8) (b)	$71 - $73
Integration and Restructuring expense	$4 - $5	($4 - $5) (c)	—
Interest expense and other	$77 - $78	($15) (d)	$62 - $63
Effective tax rate	approx. 39%	(12%) (e)	approx. 27%
Capital expenditures	$45 - $55	—	$45 - $55

(a) The adjustment primarily reflects amortization of purchased intangible assets and depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)

(b) The adjustment primarily reflects severance benefits to the former chief executive officer, a reversal of indemnified unrecognized tax benefits as well as amortization of purchased intangible assets related to the acquisition of KUPI

(c) The adjustment primarily reflects expenses related to the 2016 Restructuring Plan

(d) The adjustment primarily reflects non-cash interest expense associated with debt issuance costs as well as a litigation settlement gain

(e) The adjustment primarily reflects the impact of the revaluation of net long term deferred tax assets related to the Tax Cut and Jobs Act legislation (“2017 Tax Reform”)

LANNETT COMPANY, INC.

NET SALES BY MEDICAL INDICATION

	Three months ended		Six months ended
	December 31,		December 31,
(in thousands)	2017	2016	2017	2016
Medical Indication
Antibiotic	$3,552	$4,792	$6,900	$8,572
Anti-Psychosis	22,799	15,365	37,791	32,685
Cardiovascular	10,135	11,975	21,441	24,669
Central Nervous System	6,925	10,555	15,742	20,904
Gallstone	5,282	13,425	11,846	26,308
Gastrointestinal	15,055	18,977	29,608	37,029
Glaucoma	2,164	5,311	4,832	11,095
Migraine	15,484	7,863	30,499	15,023
Muscle Relaxant	3,219	3,004	7,010	6,536
Pain Management	6,128	7,439	11,889	14,047
Respiratory	2,230	2,957	3,876	5,170
Thyroid Deficiency	68,794	45,431	116,008	85,269
Urinary	2,840	4,693	5,837	9,794
Other	13,105	11,133	25,802	22,314
Contract Manufacturing revenue	6,593	8,024	10,185	13,088
Net Sales	$184,305	$170,944	$339,266	$332,503